UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 16, 2007

Coach Industries Group, Inc.

(Exact name of registrant as specified in its charter)

Nevada	000-19471	91-1942841
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12330 SW 53rd Street, Suite 703 Cooper City, Florida	33330
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (954) 602-1400

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On March 16, 2007, the Registrant’s wholly-owned subsidiary, Springfield Coach Industries Group, Inc. (the “Company”) and Coach Financial Services, Inc. (“CFS” and together with the Company, collectively the “Seller”) entered into an Asset Purchase Agreement (the “Agreement”) with Imperial Systems, Inc. (the “Purchaser”) pursuant to which the Purchaser agreed to acquire the assets (the "Acquisition") of the Company and CFS, including the assumption of the certain of the Company’s obligations and liabilities with respect to leases of real and personal property used in the Company’s operation of the businesses in the states of Florida and Missouri. The completion of the Acquisition is subject to customary closing conditions. The Board of Directors of each of the Company and the Purchaser approved the Acquisition and the Agreement.

The purchase price for the acquisition is $2,500,000, payable by a credit against the amount outstanding to Laurus Master Funds, LLC (“Laurus”), holder of a term note guaranteed by the Registrant with an outstanding principal balance of $6,837,209.30. Such amount was applied as a reduction to the principal, thereby leaving a principal balance of $4,337,209 owed by the Registrant to Laurus.

Under the terms of the Agreement, the Purchaser will assume certain liabilities of the Seller and the Purchaser has agreed to release the Registrant and Seller of all obligations with respect to certain liabilities owed by certain third-parties.

A copy of the press release relating to the matters discussed above is filed as Exhibit 99.1 to this Current Report on Form 8-K and incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

Exhibit 2.1         Asset Purchase Agreement, dated March 16, 2007.

Exhibit 99.1       Press Release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COACH INDUSTRIES GROUP, INC. (Registrant)

Date March 21, 2007	By:	/s/ Robert L. Lefebvre
	Name: Title:	Robert L. Lefebvre Chief Executive Officer

Exhibit Index

Exhibit Number	Description

Exhibit 2.1	Asset Purchase Agreement, dated March 16, 2007.

Exhibit 99.1	Press Release